Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to such statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons contained herein and therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Date: March 27, 2015

ENTERPRISE PARTNERS V LIQUIDATING TRUST

By:	ENTERPRISE PARTNERS MANAGEMENT, LLC
Its:	Trustee

By:	/s/ Carl L. Eibl
Carl L. Eibl, Managing Director

ENTERPRISE PARTNERS VI LIQUIDATING TRUST

By:	ENTERPRISE PARTNERS MANAGEMENT, LLC
Its:	Trustee

By:	/s/ Carl L. Eibl
Carl L. Eibl, Managing Member

ENTERPRISE PARTNERS MANAGEMENT, LLC

By:	/s/ Carl L. Eibl
Carl L. Eibl, Managing Member

/s/ Carl L. Eibl
Carl L. Eibl

/s/ Andrew E. Senyei
Andrew Senyei